UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 20, 2005
                                                           -------------


                            CIRCUIT CITY STORES, INC.
             (Exact name of registrant as specified in its charter)

                                    Virginia
                         (State or other jurisdiction of
                         incorporation or organization)


         001-05767                                         54-0493875
         ---------                                         ----------
        (Commission                                     (I.R.S. Employer
         File No.)                                     Identification No.)


                  9950 Mayland Drive, Richmond, Virginia 23233
               (Address of principal executive offices) (Zip Code)


                                 (804) 527-4000
              (Registrant's telephone number, including area code)

                                       N/A
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


                SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01.  Entry into a Material Definitive Agreement.

Equity Awards

Effective June 21, 2005, the Compensation and Personnel Committee approved equity awards to executive officers under the Amended and Restated 2003 Stock Incentive Plan (the "Plan"). The awards include performance accelerated restricted stock, time-based restricted stock, and non-qualified stock options. The awards are intended to be multi-year awards that will retain and motivate key executives.

The performance accelerated restricted stock awards will vest on July 1 following the fourth anniversary of the award, with a provision for earlier accelerated vesting based upon attainment of Operating Profit Margin at the following levels, which are cumulative: at 2.3%, 25% of the shares will vest; at 3.25%, 50% of the shares will vest; at 4.0%, 75% of the shares will vest; and at 4.5%, 100% of the shares will vest. "Operating Profit Margin" means earnings from continuing operations before income taxes as a percentage of net sales and operating revenues, as reflected in the audited consolidated financial statements of the Company, measured as of each fiscal year end for fiscal years 2006, 2007, 2008 and 2009.

The time-based restricted stock awards will vest on July 1 following the fourth anniversary of the award, and the non-qualified stock options will vest at a rate of 25% per year, beginning July 1, 2006.

The form of performance accelerated restricted stock award letter to be used under the Plan is attached as Exhibit 10.1, the form of time-based restricted stock award letter to be used under the Plan is attached as Exhibit 10.2, and the form of non-qualified stock option grant letter to be used under the Plan is attached as Exhibit 10.3.

At the request of W. Alan McCollough, Chairman and Chief Executive Officer, and with the concurrence of the Compensation and Personnel Committee, Mr. McCollough did not receive a grant of non-qualified stock options. Equity awards equal in value to the grant of 400,000 stock options that otherwise would have been made to Mr. McCollough will be set aside for "Chairman's awards" to individuals who have the potential to make significant contributions to the achievement of the Company's performance goals.

Equity awards made to executive officers under the Plan will include a provision requiring the executive officer to retain at least 50% of the shares received upon vesting or exercise, after satisfaction of applicable tax liabilities, until the executive officer meets the Company's stock ownership guidelines.

Executive Officer Salary Increases

On June 20, 2005, the Compensation and Personnel Committee (the "Committee") of the Board of Directors of Circuit City Stores, Inc. (the "Company") approved compensation changes under existing Employment Agreements between the Company and Philip J. Schoonover and between the Company and Michael E. Foss. These changes were made in connection with the annual review of base salaries of executive officers of the Company. In connection with this review, the Committee reviewed and discussed a report from an independent compensation consultant comparing the Company's compensation structure with market compensation data derived from surveys of both the retail industry and a broader range of industries.

A summary of compensation information for Mr. Schoonover and Mr. Foss is set forth in Exhibit 99.1. The compensation changes are effective as of June 21, 2005.


                  SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.  Financial Statements and Exhibits.

      (c)   Exhibits

Exhibit No.       Description of Exhibit
99.1              Summary of Compensation Information
10.1              Form of Performance Accelerated Restricted Stock Award letter
10.2              Form of Time-based Restricted Stock Award letter
10.3              Form of Non-Qualified Stock Option Grant letter



                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                            CIRCUIT CITY STORES, INC.



                            By:      /s/ Philip J. Dunn
                                 ---------------------------------------
                            Philip J. Dunn
                            Senior Vice President, Controller & Treasurer



Date:    June 23, 2005






                                  EXHIBIT INDEX

Exhibit No.       Description of Exhibit
99.1              Summary of Compensation Information
10.1              Form of Performance Accelerated Restricted Stock Award letter
10.2              Form of Time-based Restricted Stock Award letter
10.3              Form of Non-Qualified Stock Option Grant letter